Exhibit 5.1

BRADLEY & RILEY PC

ATTORNEYS AND COUNSELORS

CEDAR RAPIDS ¡ IOWA CITY

TOWER PLACE

ONE SOUTH GILBERT STREET

IOWA CITY, IOWA 52240-3914

February 11, 2010

MidWestOne Financial Group, Inc.

c/o Mr. Gary J. Ortale, Chief Financial Officer

102 South Clinton Street

P.O. Box 1700

Iowa City, Iowa 52240

Re:    Registration Statement on Form S-3 for MidWestOne Financial Group, Inc.

Dear Gary:

This opinion is being rendered to you in connection with the filing by MidWestOne Financial Group, Inc., an Iowa corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (which, together with the prospectus and any prospectus supplement relating thereto shall hereinafter be referred to collectively as the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration and proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $25,000,000 aggregate principal amount of (the “Registered Securities”): (a) shares of common stock, $1.00 par value per share, of the Company (the “Common Stock”); (b) shares of preferred stock, no par value per share, of the Company (the “Preferred Stock”); (c) the Company’s unsecured debt securities, whether senior, subordinated or junior subordinated (the “Debt Securities”); (d) warrants to purchase Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Warrants”); (e) subscription rights for the purchase of Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Rights”); (f) the Company’s units comprised of two or more of the Registered Securities in any combination (the “Units”); and (g) depositary shares representing Preferred Stock (“Depositary Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have made such legal and factual investigations as we deemed necessary for purposes of this opinion. We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Registration Statement; (b) the Company’s Articles of Incorporation, as amended and currently in effect; (c) the Company’s Bylaws, as amended and currently in effect; (d) the resolutions of the Board of Directors of the Company with respect to the filing of the Registration Statement, adopted January 21, 2010; and (e) such statutes as were considered appropriate for purposes of the opinions hereafter expressed. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to matters of fact, we have relied upon representations of officers of the Company.

In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof on such parties.

With your consent, we have assumed that (i) the Registration Statement, and any amendments thereto (including post effective amendments), will have become effective, (ii) prospectus supplements will have been prepared and filed with the Commission describing the Registered Securities offered thereby, (iii) the Registered Securities will have been sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, and (iv) there will have been no material amendments or modifications to applicable statutes governing the transactions contemplated by the Registration Statement.

Based upon the foregoing, but assuming no responsibility for the accuracy or the completeness of the data supplied by the Company and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

(1) When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Common Stock, (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (c) Common Stock shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (d) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

(2) When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of an amendment to the Articles of Incorporation relating thereto with the Secretary of State of the State of Iowa, (b) such an amendment to the Articles of Incorporation shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Iowa, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (d) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (e) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

(3) When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any series of Debt Securities, (b) such Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the applicable indenture and such corporate action, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (d) the Debt Securities have been authenticated by the trustee, then, upon the happening of such events, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4) When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a warrant agreement (including a form of certificate evidencing the Warrants) (a “Warrant Agreement”), (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (c) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(5) When, as and if (a) the appropriate corporate action has been taken by the Company to authorize to authorize the form, terms, issuance and delivery of any Rights, (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (c) a subscription agent agreement for the Rights has been duly authorized, executed and delivered by the Company and the rights agent and (d) the instruments representing such Rights have been duly authenticated by the rights agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of such resolutions and the subscription agent agreement and as contemplated by the Registration Statement, such Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(6) When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a unit agreement relating to Units (including a form of certificate evidencing the Units) (a “Unit Agreement”), (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (c) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Unit Agreement and such corporate action, then, upon the happening of such events, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(7) When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a depositary agreement relating to Depositary Shares (a “Depositary Agreement”), (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (c) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreements, (d) the Preferred Stock represented by the Depositary Shares has been duly delivered to the applicable depositaries and when the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Stock in accordance with the applicable deposit agreements and issued and sold as contemplated by the Registration Statement, the depositary receipts evidencing the Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above are subject to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought. We express no opinion as to waivers of broadly or vaguely stated rights.

We are licensed to practice law in the State of Iowa and we express no opinion concerning the laws of any jurisdiction other than the Iowa Business Corporation Act and the federal law of the United States of America customarily covered by third party legal opinions. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority or any jurisdiction.

We express no opinion with respect to any legal issues other than those explicitly addressed herein. This opinion is given based upon the facts and existence of laws in effect on the date hereof and we expressly disclaim and do not assume any obligation to update our opinions herein or advise you of changes, regardless of whether changes in such facts or law come to our attention after delivery hereof. This opinion is being furnished for your information and is solely for your benefit in connection with Registration Statement and is not to be relied upon in any manner by any other person for any purpose without our prior written consent.

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission thereunder.

Very truly yours,

BRADLEY & RILEY PC

By:	/s/ Michael J. Pugh
Michael J. Pugh, Vice-President

MJP/dab

cc:	Barack Ferrazzano Kirschbaum & Nagelberg LLP c/o Robert M. Fleetwood, Esq. 200 West Madison Street, Suite 3900 Chicago, IL 60606